                                                                     EXHIBIT 3.1


                             ARTICLES OF AMENDMENT
                        TO THE ARTICLES OF INCORPORATION
                                       OF
                                   PANJA INC.
                              (the "Corporation")

     Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, the Corporation adopts the following Articles of Amendment to its Articles of Incorporation.


                                  ARTICLE ONE

     The name of the Corporation is Panja Inc.


                                  ARTICLE TWO

     The following amendment to the Articles of Incorporation was adopted by the shareholders of the Corporation on August 22, 2001, so as to amend the name of the Corporation.

     Article I of the Articles of Incorporation is hereby amended to read in its entirety as follows:

                                   "ARTICLE I
                                    ---------

                                      NAME

     The name of the Corporation is AMX Corporation."


                                 ARTICLE THREE

     The number of shares of the Corporation outstanding at the time of such adoption was 10,994,108, and the number of shares entitled to vote thereon was 10,994,108.


                                  ARTICLE FOUR

     The number of shares voted for such amendment was 10,246,945; and the number of shares voted against such amendment was 31,465.

                                  ARTICLE FIVE

     The amendment does not involve any exchange, reclassification or cancellation of issued shares of the Corporation.

                                  ARTICLE SIX

     The amendment does not effect a change in the amount of stated capital of the Corporation.


             [THE REMAINDER OF THIS PAGE LEFT BLANK INTENTIONALLY]

Dated:   August 22, 2001


                              Panja Inc.
                              A Texas Corporation

                              By:   /s/ Scott Miller
                                   --------------------------------------
                                    Scott Miller
                                    President and Chief Executive Officer